Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72249) of Programmer's Paradise, Inc., pertaining to the Programmer's Paradise, Inc. 1986 Stock Option Plan, the Programmer's Paradise, Inc. 1995 Stock Plan and the Programmer's Paradise, Inc. 1995 Non-Employee Director Plan, of our report dated January 27, 2006, relating to the consolidated financial statements and financial statement schedule of Programmer's Paradise, Inc., which appears in the Annual Report (Form 10-K) of Programmer's Paradise, Inc. for the year ended December 31, 2005.



Edison, New Jersey
March 14, 2006


                                 /s/  Amper, Politziner & Mattia, P.C.